Exhibit 10.21

ROBERT C. SCHUBERT (STATE BAR NO. 62684)
JUDEN JUSTICE REED (STATE BAR NO. 153748)
WILLEM F. JONCKHEER (STATE BAR NO. 178748)
AARON H. DARSKY (STATE BAR NO. 212229)
SCHUBERT & REED LLP
Three Embarcadero Center, Suite 1650
San Francisco, CA 94111
Telephone: (415) 788-4220

BRIAN J. ROBBINS (STATE BAR NO. 190264)
MARC M. UMEDA (STATE BAR NO. 197847)
ROBBINS UMEDA & FINK, LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone:	(619) 525-3990
Facsimile:	(619) 525-3991

Attorneys for Plaintiff Henry Ramseur, Derivatively
on behalf of Callidus Software Inc.

WILLIAM F. ALDERMAN (STATE BAR NO. 47381)
JAMES N. KRAMER (STATE BAR NO. 154709)
M. TODD SCOTT (STATE BAR NO. 226885)
ORRICK, HERRINGTON & SUTCLIFFE LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669
Telephone:	415-773-5700
Facsimile:	415-773-5759

Attorneys for Defendants

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN FRANCISCO DIVISION

HENRY RAMSEUR, Derivatively on behalf	Case No. C 04-4419 SI (JCS)
of CALLIDUS SOFTWARE INC., a
DELAWARE CORPORATION,	STIPULATION OF SETTLEMENT

Plaintiff,

v.

GEORGE JAMES, R. DAVID SPRENG,
TERRY L. OPDENDYK, MICHAEL A.
BRAUN, JOHN R. EICKHOFF,
CHRISTOPHER W. CABRERA and REED
D. TAUSSIG,

Defendants.

— and —

CALLIDUS SOFTWARE INC., a
DELAWARE CORPORATION,

Nominal Defendant.

Stipulation Of Settlement
C 04-4419 SI (JCS)

          This stipulation of settlement (the “Stipulation”) is entered into as of August 11, 2006 by (a) the following parties to this action (the “Action”): plaintiff Henry Ramseur, derivatively on behalf of Callidus Software Inc., a Delaware corporation (“Callidus”); Callidus; and defendants George James, R. David Spreng, Terry L. Opdendyk, Michael A. Braun, John R. Eickhoff, Christopher W. Cabrera and Reed D. Taussig (collectively “Defendants”); and (b) the following additional parties to an action entitled “Brett Cashman, derivatively on behalf of Callidus Software, Inc. v. George James, et al.,” No. 104 CV 024198 in the Superior Court of California for Santa Clara County (the “Cashman Action”): plaintiff Brett Cashman, derivatively on behalf of Callidus; and defendants David Pratt, Ronald J. Fior and Onset Ventures (the “Cashman Defendants”).
          WHEREAS, the Action was filed on October 19, 2004, derivatively on behalf of Callidus; and
          WHEREAS, the Cashman Action was filed on July 30, 2004, derivatively on behalf of Callidus, and named as defendants the Defendants (other than Christopher Cabrera) and the Cashman Defendants; and
          WHEREAS, the Defendants and the Cashman Defendants are insureds under a policy of Directors and Officers Liability Insurance issued by Genesis Insurance Company (“Genesis”), policy no. YXB002544 (the “Policy”); and
          WHEREAS, plaintiff in the Action is represented by the law firms of Schubert & Reed LLP and Robbins Umeda & Fink, LLP; plaintiff in the Cashman Action is represented by
Stipulation Of Settlement
C 04-4419 SI (JCS)

the law firm of Robbins Umeda & Fink, LLP (collectively, “Plaintiffs’ Counsel”); and Plaintiffs’ Counsel have cooperated in the prosecution of both actions and in the negotiation of the settlement terms set forth in this Stipulation; and
          WHEREAS, the parties in the Action and the Cashman Action participated in a court-ordered settlement conference before Hon. Joseph Spero on August 1, 2006 and subsequently engaged in additional settlement negotiations; and
          WHEREAS, the Defendants and the Cashman Defendants deny any and all liability in the Action and the Cashman Action; and
          WHEREAS, plaintiffs in the Action and the Cashman Action (collectively, “Plaintiffs”), Plaintiffs’ Counsel, the Defendants, the Cashman Defendants and Genesis all believe it to be in the best interest of Callidus and of all parties in both actions to compromise and settle the Action and the Cashman Action on the terms set forth below (the “Settlement”);
          NOW, THEREFORE, the Plaintiffs, the Defendants, the Cashman Defendants and Genesis, by and through their respective undersigned attorneys or representatives, hereby stipulate and agree as follows:
          1. Within five business days after the Settlement becomes effective, as defined below (the “Effective Date”), Callidus shall adopt, formalize and/or reconfirm the corporate governance policies set forth in Exhibit A hereto and shall keep them in effect for at least three years thereafter. The parties acknowledge that those policies confer a substantial benefit on Callidus and resulted substantially from the prosecution of the Action and the Cashman Action.
          2. Within five business days after entry of the Final Judgment (defined below), and in recognition of the benefits conferred on Callidus, Genesis shall pay to Plaintiffs’ Counsel the sum of $397,000 as attorney’s fees and expenses, together with an incentive award payable to each named plaintiff of $1,500, subject to Court approval (resulting in total payments by Genesis of $400,000); provided, however, that in the event the Final Judgment is reversed or vacated on appeal, Plaintiffs’ Counsel and Plaintiffs shall, within five business days after such vacatur or reversal, repay such $397,000 and $3,000, respectively, to Genesis together with
Stipulation Of Settlement
C 04-4419 SI (JCS)

interest thereon calculated, from the date of Genesis’ payment to the date of Plaintiffs’ Counsel’s repayment, in the manner provided by 28 U.S.C. § 1961.
          3. Upon the Effective Date, Plaintiffs, Callidus, and each of Callidus’ present and former shareholders to the extent they seek to sue derivatively on behalf of Callidus, shall be deemed to release and forever discharge each of the Defendants, each of the Cashman Defendants, and each of the present and former directors and officers of Callidus, together with their respective present and former partners, agents, predecessors, successors, heirs, executors, representatives, assigns, beneficiaries, insurers (including but not limited to Genesis) and attorneys, from and against any and all claims, demands, actions, causes of action, liabilities, damages, costs, expenses, debts and attorney’s fees, whether past or present, known or unknown, suspected or unsuspected, which any of them has, has had, or may in the future claim to have had, arising out of or in connection with or in any way relating to any act, occurrence, omission, transaction, fact, matter, stock sale or circumstance that is or could have been alleged in the Action or the Cashman Action, including without limitation any matter insured under the Policy (“Claims”).
          4. Plaintiffs and Plaintiffs’ Counsel acknowledge that they or other Callidus shareholders may hereafter discover facts or damages in addition to or different from those they now know or believe to exist with respect to the subject matter of the release contained in paragraph 3 above and have negotiated and entered into this Stipulation with full knowledge of such a possibility. Nevertheless, Plaintiffs and Plaintiffs’ Counsel waive any and all rights they or other Callidus shareholders may have under any law or statute that would limit the effect of such release to claims that are known or suspected; provided, however, that such waiver does not extend to any Claims relating to the possible backdating of Callidus stock option grants, none of which is presently known to the parties or their counsel, that may hereafter be discovered. Such waiver specifically includes the protections and benefits of Section 1542 of the California Civil Code, which provides:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially
Stipulation Of Settlement
C 04-4419 SI (JCS)

affected his settlement with the debtor.”
          5. Upon the Effective Date, Callidus, Defendants, and each of Callidus’ present shareholders to the extent they seek to sue derivatively on behalf of Callidus, shall be deemed to release and forever discharge each of the Plaintiffs and Plaintiffs’ counsel from any claim arising from the prosecution and settlement of the Action and the Cashman Action.
          6. As soon as practicable after all parties have executed this Stipulation, Plaintiffs’ Counsel shall present it to the Court in the Action for preliminary approval, together with an appropriate motion for preliminary approval and a proposed Preliminary Approval Order in the form attached as Exhibit B to this Stipulation.
          7. Within fifteen business days after entry of the Preliminary Approval Order, substantially in the form of Exhibit B hereto, Callidus, at its expense, shall (a) cause copies of a Settlement Notice, substantially in the form of Exhibit C hereto, to be sent by first-class mail, postage pre-paid, to all present Callidus shareholders at their last known addresses as appearing in the records maintained by Callidus’ transfer agent, and (b) post the Settlement Notice in the investor relations section of its website. Subsequent to mailing the Settlement Notice, and no less than five days before the Final Approval Hearing, Callidus shall file with the Court and serve on Plaintiffs’ Counsel a declaration attesting that the Settlement Notice was duly mailed and posted in accordance with the Preliminary Approval Order.
          8. The Final Approval Hearing shall be held within 45 days, or such other period as the Court directs, after mailing of the Settlement Notice to Callidus’ shareholders. No later than ten days before the Final Approval Hearing, Plaintiffs’ Counsel shall file a motion for final approval of the Settlement with the Court. At or before the Final Approval Hearing, the parties to the Action shall jointly submit to the Court a proposed Final Judgment in the form attached as Exhibit D to this Stipulation.
          9. Entry of a Final Judgment in substantially the form of Exhibit D hereto shall be a condition precedent to the effectiveness of the Settlement. The Effective Date of the Settlement shall be: (a) if no notice of appeal from the Final Judgment is filed, the 31st day after entry of the Final Judgment (or, if such day is not a business day then the next succeeding
Stipulation Of Settlement
C 04-4419 SI (JCS)

business day); or (b) if a notice of appeal from such Final Judgment is filed, the day after the Final Judgment is affirmed or the appeal is dismissed, and the Final Judgment is no longer subject to further judicial review.
          10. Within five days after the Effective Date, plaintiff’s counsel in the Cashman Action shall file a dismissal with prejudice in the Cashman Action. Between the time this Stipulation is executed and the time said dismissal is filed, counsel for the parties in the Cashman Action shall cooperate in obtaining a stay of that action or a standstill agreement preventing further activity in the Cashman Action.
          11. If for any reason the Effective Date does not occur, then the Settlement shall become null and void, the parties in the Action and the Cashman Action shall be returned to the positions they had prior to the execution of the Stipulation, and any funds paid to Plaintiffs’ Counsel by Genesis pursuant to paragraph 2 above shall be repaid to Genesis with interest, as provided therein.
          12. This Stipulation may be executed in two or more counterparts, all of which together shall constitute the entire Stipulation.
          13. This Stipulation, and the Exhibits hereto, constitute the sole and entire agreement of the parties to this Stipulation with respect to the Settlement, and no representations, warranties, promises, inducements or agreements, oral or written, not embodied herein have been made in connection with the Settlement. The provisions of this Stipulation may be modified by written agreement of the parties hereto, by and through their respective counsel.
          14. This Stipulation shall be governed and construed in accordance with the laws of the State of California and, to the extent applicable, by Rule 23.1 of the Federal Rules of Civil Procedure.
          15. Neither this Stipulation nor the Settlement, or any of the negotiations or proceedings in connection therewith, shall be construed as or deemed to be evidence, or any admission or concession, by any of the Defendants or Cashman Defendants of any wrongdoing or liability whatsoever, which is hereby expressly denied and disclaimed by each of them. Neither this Stipulation and the fact of its execution nor any of its provisions shall be offered or received
Stipulation Of Settlement
C 04-4419 SI (JCS)

in evidence in any action or proceeding or otherwise referred to or used in any manner in any court or tribunal, except to enforce the terms of the Settlement.
          16. This Stipulation has been prepared jointly by the parties hereto and their counsel and shall not be construed more strictly against any of them by reason of their contributions to the negotiation and preparation of the Stipulation.

Dated: August 10, 2006	SCHUBERT & REED LLP

/s/ Robert C. Schubert

Robert C. Schubert
Attorneys for Plaintiff Henry Ramseur

Dated: August 10, 2006	ROBBINS UMEDA & FINK LLP

/s/ Marc Umeda

Marc Umeda
Attorneys for Plaintiff Henry Ramseur, and for
Plaintiff Brett Cashman in the Cashman Action

Dated: August 11, 2006	ORRICK, HERRINGTON & SUTCLIFFE LLP

/s/ William F. Alderman

William F. Alderman
Attorneys for Defendants and
Cashman Defendants

Dated: August 11, 2006	GENESIS INSURANCE COMPANY

/s/ Michelle Lafferty

Michelle Lafferty

	Title:	Attorney

Stipulation Of Settlement
C 04-4419 SI (JCS)

Dated: August 11, 2006	CALLIDUS SOFTWARE INC.

	By:	/s/ Paul F. Katawicz

	Title:	Sr. Corp. Counsel and Assistant Secretary

Stipulation Of Settlement
C 04-4419 SI (JCS)

Corporate Governance Matters
Board of Directors
•	The Board shall adopt a “Pfizer” style policy providing that director nominees receiving a greater number of withheld votes than votes for in an uncontested election must tender their resignation. The Nominating and Governance Committee, or the full board, shall then decide within a specified time period whether to accept the resignation.

•	The Corporate Governance Guidelines shall be amended to include a provision that management will keep the board informed of all relevant information for purposes of the Board carrying out its duties.

•	The Board shall continue to elect its Chairman from the independent directors.
Executive Compensation
•	The Company shall put all performance reviews for executive officers in writing. To the extent that the Compensation Committee determines that performance based compensation outside of established written plans for executive officers is appropriate, the Committee shall submit recommendations for such compensation to the full Board for approval. Such recommendations shall contain a statement of the reasons the Committee believes a departure from the Company’s established performance objectives is desirable.

•	The Company shall formalize its policies that prevent the back-dating of stock options and require regular review of stock option exercises to prevent irregularities in timing of exercises.
Insider Trading
•	The Company shall add consideration of the imposition of a “Trading Freeze” under the Company’s Corporate Policy and Procedure on Insider Trading as a formal agenda item for all regularly scheduled meetings of the Board.
Code of Conduct
•	The job description of the general counsel shall be amended to provide that, in addition to existing duties, the general counsel shall (i) oversee and administer the Company’s Code of Conduct and Ethics; (ii) foster a culture that integrates compliance and ethics into business processes and practices through awareness and training; and (iii) maintain and monitor a system for reporting and investigating potential violations of the Code of Conduct and other potential compliance and ethics concerns. In addition, the general counsel shall report directly to the Audit Committee as appropriate regarding the Company’s Code of Business Conduct and corporate compliance matters.
EXHIBIT A

Audit Committee
•	The Audit Committee charter shall be revised to provide that the Audit Committee (or the full Board) shall review all revenue and earnings guidance proposed to be provided by the Company to analysts, ratings agencies, and/or the public market, including any such guidance to be provided in earnings or press releases. Such review shall include the participation of the Company’s Chief Executive Officer, Chief Financial Officer, and any other executive or employee of the Company as the Audit Committee (or the full Board) deems appropriate. No revenue or earnings guidance shall be released in any form without prior review by the Audit Committee (or the Full Board).

•	The Audit Committee (or the full Board) shall receive from management such information as it deems necessary to support any proposed revenue or earnings guidance to be provided by the Company.

•	At each meeting at which the Audit Committee is requested to approved revenue or earnings guidance, it shall receive from management a detailed report regarding the Company’s history in meeting prior guidance. Such report shall describe the reasons for any discrepancies between guidance provided and results achieved by the Company.

2

ROBERT C. SCHUBERT (STATE BAR NO. 62684)
JUDEN JUSTICE REED (STATE BAR NO. 153748)
WILLEM F. JONCKHEER (STATE BAR NO. 178748)
AARON H. DARSKY (STATE BAR NO. 212229)
SCHUBERT & REED LLP
Three Embarcadero Center, Suite 1650
San Francisco, CA 94111
Telephone: (415) 788-4220
BRIAN J. ROBBINS (STATE BAR NO. 190264)
MARC M. UMEDA (STATE BAR NO. 197847)
ROBBINS UMEDA & FINK, LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Attorneys for Plaintiff Henry Ramseur, Derivatively
on behalf of Callidus Software Inc.
WILLIAM F. ALDERMAN (STATE BAR NO. 47381)
JAMES N. KRAMER (STATE BAR NO. 154709)
M. TODD SCOTT (STATE BAR NO. 226885)
ORRICK, HERRINGTON & SUTCLIFFE LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669
Telephone: 415-773-5700
Facsimile: 415-773-5759
Attorneys for Defendants
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN FRANCISCO DIVISION

HENRY RAMSEUR, Derivatively on behalf	Case No. C 04-4419 SI (JCS)
of CALLIDUS SOFTWARE INC., a
DELAWARE CORPORATION,	ORDER GRANTING PRELIMINARY APPROVAL OF DERIVATIVE
Plaintiff,	ACTION SETTLEMENT AND DIRECTING MAILING OF NOTICE

v.

GEORGE JAMES, R. DAVID SPRENG,
TERRY L. OPDENDYK, MICHAEL A.
BRAUN, JOHN R. EICKHOFF,
CHRISTOPHER W. CABRERA and REED
D. TAUSSIG,

Defendants.

— and —

CALLIDUS SOFTWARE INC., a
DELAWARE CORPORATION,

Nominal Defendant.

ORDER GRANTING PRELIMINARY APPROVAL OF
DERIVATIVE ACTION SETTLEMENT AND DIRECTING
MAILING OF NOTICE
C 04-4419 SI (JCS)

          This matter came before the Court on August 11, 2006 for preliminary approval of the proposed settlement (the “Settlement”) in this derivative action described in the Stipulation of Settlement, dated as of August 11, 2006 and filed with the Court on August 11, 2006.
          The Court having read the Stipulation and having concluded that the Settlement described in the Stipulation appears, subject to the Final Approval Hearing described below and any further papers filed in connection therewith, to be fair, reasonable and adequate and in the best interests of Callidus Software Inc. (“Callidus”), and good cause appearing therefor, it is hereby ORDERED as follows:
          1. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure (“Rule 23.1”), the Court preliminarily approves the Settlement described in the Stipulation, subject to further consideration at the Final Approval Hearing described below.
          2. A hearing (the “Final Approval Hearing”) shall be held before this Court on October 27, 2006 at 9:00 a.m. to determine whether the proposed Settlement on the terms and conditions described in the Stipulation is fair, reasonable and adequate and is in the best interests of Callidus and should be finally approved, and whether the Final Judgment described in the Stipulation should be entered. The Court may adjourn the Final Approval Hearing without further notice to Callidus shareholders.
          3. The Court approves as to form and content the Settlement Notice attached as Exhibit C to the Stipulation and directs Callidus, at its expense, to mail the Settlement Notice to Callidus shareholders of record on or before August 21, 2006. The Court finds that said mailing, and its posting on the investor relations section of the Callidus website, as provided in
ORDER GRANTING PRELIMINARY APPROVAL OF
DERIVATIVE ACTION SETTLEMENT AND DIRECTING
MAILING OF NOTICE
C 04-4419 SI (JCS)

the Stipulation, constitutes due and adequate notice under Rule 23.1 and satisfies the requirements of due process. Not less than five days before the Final Approval Hearing, Callidus shall file with the Court and serve on Plaintiffs’ Counsel a declaration attesting that the Settlement Notice was duly mailed and posted in accordance with this Order.
          4. Pending final determination of whether the Settlement should be approved, this action is stayed in all respects other than steps directed to consummation of the Settlement, and plaintiff shall not commence or prosecute any action or proceeding on behalf of Callidus or against any of the parties to be released by the Stipulation.
          5. Any Callidus shareholder may appear at the Final Approval Hearing and show cause, if any, why the proposed Settlement should or should not be finally approved; provided, however, that no shareholder will be heard unless, at least 10 days before the Final Approval Hearing, he or she has filed with the Court a written statement of his or her position, together with any supporting papers, showing proof of service of the papers on Juden Justice Reed and William F. Alderman at the addresses provided in the Settlement Notice. Unless otherwise directed by the Court, any Callidus shareholder who has not made an objection to the Settlement in the manner described above will be deemed to have waived it.
          6. All papers in support of the Settlement shall be filed with the Court and served on all counsel no less than seven days prior to the Final Approval Hearing.

Dated: August 11, 2006	/s/ Susan Illston
United States District Judge

ORDER GRANTING PRELIMINARY APPROVAL OF
DERIVATIVE ACTION SETTLEMENT AND DIRECTING
MAILING OF NOTICE
C 04-4419 SI (JCS)

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

HENRY RAMSEUR, Derivatively on behalf of CALLIDUS
SOFTWARE INC., a DELAWARE CORPORATION,	Case No. C 04-4419 SI (JCS)

Plaintiff,	NOTICE OF SETTLEMENT

v.

GEORGE JAMES, ET AL.,

Defendants.

— and —

CALLIDUS SOFTWARE INC., a DELAWARE CORPORATION,

Nominal Defendant.

TO:	ALL SHAREHOLDERS OF CALLIDUS SOFTWARE INC.:
     PLEASE TAKE NOTICE that on October 27, 2006 at 9:00 a.m., in the courtroom of United States District Judge Hon. Susan Illston, Courtroom No. 10, 19th Floor, 450 Golden Gate Avenue, San Francisco, California, a proposed settlement of the above-entitled shareholder derivative action will be presented to the Court for final approval pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
     At the October 27 hearing, the Court will consider whether the proposed settlement is in the best interest of Callidus Software Inc. (“Callidus”), for whose benefit this derivative action has been brought, and should be approved as fair, reasonable and adequate; whether a final judgment should be entered dismissing the action with prejudice and releasing all claims against the defendants that were or could have been asserted in the action; and whether the attorney’s fees and expenses, and the incentive awards to plaintiffs, provided by the proposed settlement should be approved.
     This notice is being sent to you as a Callidus shareholder to advise you of the pendency of the action, inform you of the proposed settlement and provide you with an opportunity to be heard at the final approval hearing, if you so desire.
THIS NOTICE IS PURELY INFORMATIONAL. YOU ARE RECEIVING IT BECAUSE THE LAW REQUIRES THAT CALLIDUS SHAREHOLDERS RECEIVE NOTICE WHEN CALLIDUS PROPOSES TO ENTER INTO A SETTLEMENT OF THIS KIND OF CASE. YOU ARE NOT REQUIRED TO TAKE ANY ACTION. THERE IS NO CLAIM PROCEDURE AND YOU WILL NOT RECEIVE ANY FUNDS PURSUANT TO THIS SETTLEMENT. IT IS NOT NECESSARY FOR ANY CALLIDUS SHAREHOLDER TO APPEAR AT THE HEARING.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THE RIGHTS OF CALLIDUS AND OF ANY SHAREHOLDER SEEKING TO ACT DERIVATIVELY ON ITS BEHALF WILL BE AFFECTED BY THE SETTLEMENT DESCRIBED BELOW.
IF YOU ARE RECEIVING THIS NOTICE AS NOMINEE OR OTHER REPRESENTATIVE OF A BENEFICIAL OWNER OF CALLIDUS COMMON STOCK, PLEASE FORWARD THIS NOTICE TO THE BENEFICIAL OWNER (ADDITIONAL COPIES MAY BE OBTAINED FROM THE ADDRESS GIVEN BELOW).
THE COURT HAS NOT DECIDED THE MERIT OF ANY CLAIM OR DEFENSE ASSERTED BY THE PARTIES IN THIS CASE. NO INFERENCE REGARDING THE MERITS OF THE CASE SHOULD BE DRAWN FROM SETTLEMENT OF THE CASE OR THE SENDING OF THIS NOTICE.
THE DERIVATIVE ACTIONS
     This case was filed in October 2004 by Callidus shareholder Henry Ramseur, derivatively on behalf of Callidus, against certain of Callidus’ present and former officers and directors. A substantially similar case was filed by another shareholder on behalf of Callidus in California state court in Santa Clara County in July 2004. Plaintiffs’ counsel in the two cases have coordinated their activities, and both cases are being settled in the settlement described below.
     The first amended complaint in this case alleges that defendants violated their fiduciary duties to Callidus by authorizing the public financial guidance released by the company regarding its expected financial results for the first and second quarters of 2004. Plaintiff claims that the defendants did not have a reasonable basis for the guidance and that, when the company’s financial results for those two quarters fell short of the guidance, the company was damaged by, among other things, being subjected to a class-action lawsuit on behalf of shareholders who had purchased Callidus stock between the time the guidance was given and the time the actual results were disclosed.
     The class-action lawsuit was dismissed by the Court in May 2005, with leave to file an amended complaint. After lead counsel for the class did not file an amended complaint, the Court dismissed the class action with prejudice in July 2005.
     Following dismissal of the class action, Callidus provided to the plaintiffs in both derivative cases the documents that were available to the Callidus board when it authorized the guidance Callidus gave for the first two quarters of 2004. Plaintiff amended his complaint to include information provided in these documents. The defendants then filed a motion to dismiss this case, asserting that plaintiff had failed to plead particularized facts raising a reasonable doubt as to the Board’s ability to disinterestedly and independently evaluate a demand to bring this action, such that a demand would have been futile. Defendants also contended in their motion that plaintiff had not stated facts in his complaint sufficient to constitute a claim for relief.
EXHIBIT C

     The Court denied defendants’ motion to dismiss in March 2006. A settlement conference held on August 1, 2006 before United States Magistrate Judge Hon. Joseph C. Spero was attended by counsel for plaintiffs in both actions, counsel for the defendants, a number of the defendants themselves, and representatives of Callidus and its Directors and Officers Liability Insurance carrier, Genesis Insurance Company (“Genesis”). Discussions prior to and at the settlement conference and over several days thereafter have resulted in the settlement described below (the “Settlement”).
THE SETTLEMENT
     A Stipulation of Settlement (the “Stipulation”) was filed with the Court on August 11, 2006. A full copy of the Stipulation may be obtained from the Clerk’s Office during normal business hours. In summary, the principal terms of the Settlement are as follows:
•	Callidus will adopt or reconfirm a series of corporate governance policies that counsel for the plaintiffs believe will advance shareholder democracy at Callidus and strengthen the company’s controls in a number of respects, and will keep them in effect for at least three years. These include:
•	adoption of a “Pfizer style” policy for election of directors requiring any nominee who receives more “withhold” than “for” votes in an uncontested election to tender a resignation, which the Nominating and Governance Committee, or full board, can accept or reject;

•	continuing to elect its Chairman from among its independent directors;

•	amending its Corporate Governance Guidelines to require that management keep the board informed of all information relevant to the board’s performance of its duties;

•	putting performance reviews of executive officers in writing and requiring board approval of any performance-based compensation outside of established written plans;

•	formalizing its policies that prevent the backdating of stock option grants and requiring regular review of option exercises;

•	including consideration of imposing a trading freeze as a formal agenda item for all regularly scheduled board meetings;

•	amending the general counsel’s job description to include formal oversight and administration of the company’s Code of Conduct and to require direct reporting to the Audit Committee regarding the Code of Conduct and compliance issues;

•	requiring the Audit Committee to review all revenue and earnings guidance proposed to be given by the company, including participation by the CEO, CFO and any other executive or employee the Committee deems appropriate;

•	requiring management to provide to the Audit Committee all information the Committee deems necessary to support any proposed guidance, and to provide a detailed history of the company’s prior guidance and actual results, including the reasons for any discrepancy between prior guidance and actual results.
•	Genesis will pay $397,000 to plaintiffs’ counsel as attorney’s fees and expenses and $1,500 to each of the named plaintiffs as an incentive award, resulting in total payments by Genesis of $400,000.

•	Both derivative actions will be dismissed with prejudice, and all claims against the defendants in either case, or other Callidus directors or officers, that were raised or could have been raised in either of the actions by Callidus or by any shareholder derivatively on its behalf will be released, including without limitation any matter insured under the Genesis insurance policy and any claims that are currently unknown or unsuspected (other than claims relating to any backdating of Callidus stock option grants that may hereafter be discovered).
     The above description is only a summary of the key terms of the Settlement and does not include all of the details contained in the Stipulation.
     The case is being settled because, while all parties are confident of prevailing if the litigation were to proceed, they also recognize the risks that their evaluations might not prove accurate and that continuing the litigation could be expensive for all parties. Callidus also views the corporate governance policies that will be adopted, formalized or reconfirmed as part of the Settlement as beneficial to Callidus and its shareholders.
     The Settlement is subject to final approval by the Court and will not become effective until a judgment approving the Settlement has become final and no longer subject to appeal.
THE SETTLEMENT APPROVAL HEARING
     Any current Callidus shareholder may appear at the October 27, 2006 final approval hearing and show cause, if any, why the Settlement should or should not be approved; provided, however, that no shareholder will be heard unless, at least 10 days prior to the hearing, he or she has filed with the Court a written statement of his or her position, together with any supporting papers demonstrating ownership of Callidus stock and showing proof of service of the papers on the following counsel: (1) Co-Lead Derivative Counsel: Justice Reed, Schubert & Reed LLP, Three Embarcadero Center, Suite 1650, San Francisco, CA 94111, (415) 788-4220 and (2) Counsel for Defendants: William F. Alderman, Orrick Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, CA 94105.
     Unless otherwise directed by the Court, any Callidus shareholder who has not made an objection to the Settlement in the manner described above will be deemed to have waived it.
INQUIRIES
     Should you have any questions concerning the derivative actions or this Notice, you should raise them with your own counsel or direct them to co-lead derivative counsel: Juden Justice Reed, Schubert & Reed LLP, Three Embarcadero Center, Suite 1650, San Francisco, CA 94111
     If you are a nominee or other representative of a beneficial owner of Callidus stock and need additional copies of this Notice to forward to the beneficial owner(s), please request them from: Geraldine Zarbo, American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

Dated: August 21, 2006	By Order of the United States District Court for the Northern District of California

ROBERT C. SCHUBERT (STATE BAR NO. 62684)
JUDEN JUSTICE REED (STATE BAR NO. 153748)
WILLEM F. JONCKHEER (STATE BAR NO. 178748)
AARON H. DARSKY (STATE BAR NO. 212229)
SCHUBERT & REED LLP
Three Embarcadero Center, Suite 1650
San Francisco, CA 94111
Telephone: (415) 788-4220
BRIAN J. ROBBINS (STATE BAR NO. 190264)
MARC M. UMEDA (STATE BAR NO. 197847)
ROBBINS UMEDA & FINK, LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
Attorneys for Plaintiff Henry Ramseur, Derivatively
on behalf of Callidus Software Inc.
WILLIAM F. ALDERMAN (STATE BAR NO. 47381)
JAMES N. KRAMER (STATE BAR NO. 154709)
M. TODD SCOTT (STATE BAR NO. 226885)
ORRICK, HERRINGTON & SUTCLIFFE LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669
Telephone: 415-773-5700
Facsimile: 415-773-5759
Attorneys for Defendants
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN FRANCISCO DIVISION

HENRY RAMSEUR, Derivatively on behalf	(PROPOSED) ORDER AND FINAL
of CALLIDUS SOFTWARE INC., a	JUDGMENT APPROVING
DELAWARE CORPORATION,	SETTLEMENT

Plaintiff,

v.

GEORGE JAMES, R. DAVID SPRENG,
TERRY L. OPDENDYK, MICHAEL A.
BRAUN, JOHN R. EICKHOFF,
CHRISTOPHER W. CABRERA and REED
D. TAUSSIG,

Defendants.

— and —

CALLIDUS SOFTWARE INC., a
DELAWARE CORPORATION,

Nominal Defendant.

EXHIBIT D
(PROPOSED) ORDER AND FINAL JUDGMENT
APPROVING SETTLEMENT

          This matter came before the Court on October 27, 2006, pursuant to the Court’s Preliminary Approval Order dated August 11, 2006, on the application of the parties for final approval of the proposed settlement (the “Settlement”) of this derivative action described in the Stipulation of Settlement, dated as of August 11, 2006 and filed with the Court on August 11, 2006 (the “Stipulation”).
          Due and adequate Notice having been given to the shareholders of Callidus Software Inc. (“Callidus”) as required by the Preliminary Approval Order, the Court having considered all papers filed in connection with the proposed Settlement and having concluded that the Settlement is fair, reasonable and adequate and in the best interests of Callidus, and good cause appearing therefor, it is hereby
          ORDERED, ADJUDGED and DECREED as follows:
          1. This Court has jurisdiction over the subject matter of this action and over all of the parties to this action.
          2. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure (“Rule 23.1”), the Court approves the Settlement described in the Stipulation, finds that in all respects the Settlement is fair, reasonable and adequate and in the best interests of Callidus, and directs the parties to perform the terms set forth in the Stipulation.
          3. This action, all claims contained therein, and all claims released in paragraph 3 of the Stipulation are dismissed with prejudice. Except as otherwise provided in the Stipulation, the parties shall bear their own costs, expenses and attorney’s fees.
          4. Upon the Effective Date of the Settlement, as described in paragraph 8 of
EXHIBIT D
(PROPOSED) ORDER AND FINAL JUDGMENT
APPROVING SETTLEMENT

the Stipulation, Callidus, and each of its present or former shareholders to the extent they seek to sue derivatively on its behalf, shall be deemed to release and forever discharge each of the defendants and other parties described in paragraph 3 of the Stipulation from and against all Claims described in said paragraph 3. All Callidus shareholders are hereby forever barred and enjoined from prosecuting any Claims released in said paragraph 3.
          5. The mailing and posting of the Notice in the manner described in the Preliminary Approval Order constitutes due and adequate notice under Rule 23.1 and satisfies the requirements of due process.
          6. The Court finds that the attorney’s fees, expenses and incentive awards described in paragraph of the Stipulation are fair and reasonable in light of the time and expense incurred by plaintiffs and their counsel and the benefits to Callidus provided by the Settlement, and hereby specifically approves them.
          7. Jurisdiction over all matters relating to consummation of the Settlement is hereby reserved in this Court.
     Dated:

United States District Judge
EXHIBIT D
(PROPOSED) ORDER AND FINAL JUDGMENT
APPROVING SETTLEMENT